Exhibit 4.1

NUMBER U-__________	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS NEO TECHNOLOGY ACQUISITION CORPORATION

CUSIP 64046W200

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND

ONE RIGHT TO RECEIVE ONE-TENTH OF ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT ______________________________________________________________________________________________

is the owner of ________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one share of Class A common stock, par value $0.0001 per share (“Common Stock”), of Neo Technology Acquisition Corporation, a Delaware company (the “Company”) and one right (“Right”) to receive one-tenth (1/10) of one share of Class A common stock. The common stocks and Rights comprising the Units represented by this certificate are not transferable separately prior to the ninetieth (52nd) day after the date of the prospectus relating to the Company’s initial public offering, unless Maxim Group LLC (“Maxim”) determines that an earlier date is acceptable, but in no event will the Common Stock and Rights be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If Maxim allows separate trading of the Common Stock and Rights prior to the 52nd day after the date of the prospectus relating to the Company’s initial public offering, the Company will issue a press release and file a Current Report on Form 8-K with the SEC announcing when such separate trading shall begin.

The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [●], 2021 between the Company and Continental Stock Transfer & Trust Company, as the rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, NY 10004, and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

[Seal]

By

	Chairman	Chief Financial Officer

Neo Technology Acquisition Corporation

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stocks or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - ________ Custodian ________
TEN ENT -	as tenants by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _______________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying shares of Common Stock from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective common stocks underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.